UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM
8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 21, 2023

OAKTREE STRATEGIC CREDIT FUND
(Exact Name of Registrant as Specified in Charter)

Delaware	No. 814-01471	87-6827742
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

333 S. Grand Avenue, 28th Floor, Los Angeles, CA	90071
(Address of Principal Executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (213)
830-6300
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form
8-K
filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
N/A	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule
12b-2
of the Securities Exchange Act of 1934
(§240.12b-2
of this chapter).
Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01	Entry into a Material Definitive Agreement.
On November 21, 2023 (the “
Effective Date
”), OSCF Lending V SPV, LLC (“
OSCF Lending V SPV
”), a wholly owned subsidiary of Oaktree Strategic Credit Fund (the “
Company
”), entered into a loan and servicing agreement (the “
Loan and Servicing Agreement
”), among OSCF Lending V SPV, as borrower, the Company, as transferor and servicer, Computershare Trust Company, N.A., as securities intermediary, collateral custodian, collateral agent and collateral administrator, the lenders party thereto, and Canadian Imperial Bank of Commerce (“
CIBC
”), as administrative agent (the “
Administrative Agent
”), pursuant to which CIBC has agreed to extend credit to OSCF Lending V SPV in an aggregate principal amount up to $150 million (the “
Maximum Commitment
”) at any one time outstanding.
The Loan and Servicing Agreement provides for a senior secured revolving credit facility that has a two-year
reinvestment period (the “
Availability Period
”) and a stated maturity date that is two years after the Effective Date. Subject to certain conditions, including consent of the lenders and the Administrative Agent, during the Availability Period, OSCF Lending V SPV may propose up to four increases in the Maximum Commitment up to an amount not to exceed $500 million in the aggregate.
Borrowings under the Loan and Servicing Agreement shall be denominated in U.S.
Dollars
and bear interest at a rate per annum equal to, at the request of the Borrower, either (1) the secured overnight financing
rate (“SOFR”), plus 1.95% or (2) the base rate (which is the greatest of the (a) prime rate, (b) federal funds effective rate plus 1/2 of 1%, (c) zero (0%) and (d) one month SOFR plus 1%) plus 0.95%. The applicable spread otherwise in effect shall be increased by 2% per annum after the stated maturity date or when an event of default has occurred and is continuing. The Company is required to pay a non-usage
fee of 0.50% on undrawn borrowings beginning six months after the Effective Date.
The obligations of OSCF Lending V SPV under the Loan and Security Agreement are secured by all of the assets held by OSCF Lending V SPV, including loans it has made or acquired (the “
Loans
”). Under the Loan and Servicing Agreement, OSCF Lending V SPV, as borrower, and the Company, as servicer, have made representations and warranties regarding the Loans, as well as their businesses, and are required to comply with various covenants, servicing procedures, limitations on the disposition of the Loans, reporting requirements and other customary requirements for similar revolving funding facilities.
The Loan and Servicing Agreement contains customary events of default for similar financing transactions. Upon the occurrence and during the continuation of an event of default, the Administrative Agent may terminate the commitments and declare the outstanding borrowings and all other obligations under the Loan and Servicing Agreement immediately due and payable.
Borrowings under the Loan and Servicing Agreement are subject to various covenants under the Agreements as well as the asset coverage requirement contained in the Investment Company Act of 1940, as amended.
The description above is only a summary of the material provisions of the Loan and Servicing Agreement and is qualified in its entirety by reference to the Loan and Servicing Agreement, which is filed as Exhibit 10.1 to this Current Report on Form
8-K
and incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 is hereby incorporated by reference to this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Loan and Servicing Agreement, dated as of November 21, 2023, among OSCF Lending V SPV, LLC, as borrower, Oaktree Strategic Credit Fund, as transferor and servicer, Computershare Trust Company, N.A., as securities intermediary, collateral custodian, collateral agent and collateral administrator, the lenders party thereto, and Canadian Imperial Bank of Commerce, as administrative agent.*

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*
Schedules and exhibits to this Exhibit have been omitted pursuant to Item 601(a)(5) of Regulation
S-K.
The Company undertakes to furnish supplemental copies of any of the omitted schedules and exhibits to the Securities and Exchange Commission upon request.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OAKTREE STRATEGIC CREDIT FUND
(Registrant)

By:	/s/ Mary Gallegly
Name:	Mary Gallegly
Title:	General Counsel and Secretary
Date: November 27, 2023

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